                                                                  Exhibit 3.1(b)


             CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION

                                      OF

                           PAXTON MINING CORPORATION
                           -------------------------

     We the undersigned, Barry Herman, President and Michael I. Serotte, Secretary of Paxton Mining Corporation (the "Corporation") do hereby certify:

     That the board of Directors of said Corporation at a meeting duly convened and held on the 11th day of May, 2000, adopted a resolution to amend the original articles as follows:

              Article First is hereby amended to read as follows:

              "The name of the Corporation is Universe2U Inc."

     The number of shares of the Corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation are 5,510,400; that the said change(s) and amendment has been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

Dated: May 11, 2000

                                           /s/ Barry Herman
                                           ----------------------------
                                           Barry Herman, President


                                           /s/ Michael I. Serotte
                                           ----------------------------
                                           Michael I. Serotte, Secretary